UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2024

TUHURA BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 University Center Dr., Suite 110
Tampa, Florida 33612
(Address of Principal Executive Offices, including zip code)
Registrant’s Telephone Number, Including Area Code: (813) 875-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HURA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

As previously announced on October 18, 2024, the Nevada corporation formerly known as “Kintara Therapeutics, Inc.” completed its merger transaction in accordance with the terms of the Agreement and Plan of Merger, dated as of April 2, 2024, by and among Kintara Therapeutics, Inc. (“Kintara”), TuHURA Biosciences, Inc. (“TuHURA Delaware”), and Kayak Mergeco, Inc., a direct wholly owned subsidiary of Kintara (“Merger Sub”), pursuant to which Merger Sub merged with and into TuHURA Delaware, with TuHURA Delaware surviving as a direct wholly owned subsidiary of Kintara and the surviving corporation of the merger (the “Merger”). Additionally, as a result of the Merger, Kintara changed its name from “Kintara Therapeutics, Inc.” to “TuHURA Biosciences, Inc.” (the “Company”).

(a) Dismissal of Independent Registered Public Accounting Firm

Marcum LLP (“Marcum”) served as Kintara’s independent registered public accounting firm prior to completion of the Merger. On December 31, 2024, as a result of completion of the Merger, Marcum was informed that it was dismissed as the Company’s independent registered public accounting firm. The decision to dismiss Marcum was unanimously approved by the Audit Committee of the Company’s board of directors on December 27, 2024.

The reports of Marcum on Kintara’s consolidated financial statements for the fiscal years ended June 30, 2024 and 2023 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, or other similar opinion as defined in Item 304(a)(1)(ii) of Regulation S-K (17 CFR § 229.304(a)(1)(ii)) except for including an explanatory paragraph as to substantial doubt about the Company’s ability to continue as a going concern.

During Kintara’s two most recent fiscal years and the subsequent period from June 30, 2024 to December 31, 2024, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreement in connection with its report for such years and (ii) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Marcum with a copy of the disclosures made in this Item 4.01 and requested Marcum to furnish us with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made by us and, if not, stating the respects in which it does not agree. A copy of Marcum’s letter to the SEC dated December 31, 2024 regarding these statements is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

Cherry Bekaert LLP (“Cherry Bekaert”) served as the independent registered public accounting firm of TuHURA Delaware prior to the completion of the Merger. On December 27, 2024, following the completion of the Merger, the Audit Committee of the Company’s board of directors unanimously approved the appointment of Cherry Bekaert as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024.

During TuHURA Delaware’s two most recent fiscal years and the subsequent period from January 1, 2024 to December 27, 2024, TuHURA Delaware did not consult with Cherry Bekaert regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

No. Document

16.1 Letter from Marcum LLP, dated December 31, 2024.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUHURA BIOSCIENCES, INC.

Date:	January 3, 2025	By:	/s/ Dan Dearborn
Name: Dan Dearborn Title: Chief Financial Officer